UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-12507

Date of Report (date of earliest event reported):  March 1, 2009

ARROW FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York

22-2448962

(State or other jurisdiction of

(I.R.S. Employer Identification No.)

incorporation or organization)

          250 Glen Street

       Glens Falls, New York

12801

(Address of principal executive offices)

(Zip Code)

(518) 745-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item  8.01

Other Events.

(1)

Arrow Financial Corporation (the “Company”) announced that, effective March 1, 2009, its bank subsidiaries, Glens Falls Bank and Trust Company and Saratoga National Bank and Trust Company, entered into an agreement to transfer their merchant bank card processing business for a cash payment of $3 million to TransFirst LLC and a bank designated by TransFirst.  In connection with this transfer, the Company and its subsidiary banks have entered into a relationship with TransFirst under which TransFirst will provide merchant bank card processing to merchant customers of the Company’s subsidiary banks.  This new arrangement with TransFirst provides an opportunity for the Company’s subsidiary banks to develop new business through referrals, while eliminating the cost, responsibility and associated risks of administering a highly specialized processing service.

(2)

The Company announced that it and its subsidiary, Glens Falls National Bank and Trust Company, have terminated discussions to acquire Upstate Agency, Inc., an independent property and casualty insurance agency headquartered in Chestertown, New York,  as the parties were unable to reach agreement on certain terms of the proposed transaction.  The Company determined that the termination of these discussions was in the best interest of the Company’s shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated:  March 2, 2009

By: /s/ Terry R. Goodemote

Terry R. Goodemote, Senior Vice President

Treasurer and Chief Financial Officer